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EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

ACTIVE DOMESTIC SUBSIDIARIES

Westaff (USA), Inc.
MediaWorld International
Westaff Support, Inc.
Westaff (GP),Inc.
Westaff (LP),Inc.
Westaff (CA),Inc.
Westaff Limited Partnership

INACTIVE DOMESTIC SUBSIDIARIES

Western Medical Services, Inc.
Western Medical Services (NY), Inc.

ACTIVE FOREIGN SUBSIDIARIES

Australia:
Westaff (Australia) Pty Ltd
Western Personnel Services Pty. Ltd
Western Temporary Services Pty Limited

Denmark:
Westaff A/S

New Zealand:
Westaff NZ Limited
    Western Staff Services (NZ) Limited

Norway:
Westaff AS

Singapore:
Westaff (Singapore) Pte Ltd

United Kingdom:
Westaff (U.K.)Limited
    Western Staff Services (UK) Limited

INACTIVE FOREIGN SUBSIDIARIES

Mexico:
Westaff de Mexico, S.A. de C.V.

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  EXHIBIT 21.1